UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2022

SOTHERLY HOTELS INC.

SOTHERLY HOTELS LP

(Exact name of Registrant as Specified in Its Charter)

Maryland (Sotherly Hotels Inc.) Delaware (Sotherly Hotels LP)	001-32379 (Sotherly Hotels Inc.) 001-36091 (Sotherly Hotels LP)	20-1531029 (Sotherly Hotels Inc.) 20-1965427 (Sotherly Hotels LP)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

306 South Henry Street, Suite 100 Williamsburg, Virginia		23185
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (757) 229-5648

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Sotherly Hotels Inc. ☐ Sotherly Hotels LP ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Sotherly Hotels Inc. ☐ Sotherly Hotels LP ☐

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SOHO	The NASDAQ Stock Market LLC
8.0% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHOB	The NASDAQ Stock Market LLC
7.875% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHOO	The NASDAQ Stock Market LLC
8.25% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHON	The NASDAQ Stock Market LLC

Item 3.02 Unregistered Sale of Equity Securities.

On August 18, 2022, Sotherly Hotels Inc., a Maryland corporation (the “Company”), and the sole general partner of Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”), entered into a privately-negotiated share exchange agreement with a holder of its 8.0% Series B Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), 7.875% Series C Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), and 8.25% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”) in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to that share exchange agreement, the Company exchanged 178,800 shares of its common stock, par value $0.01 per share (the “Common Stock”) for 11,000 shares of the Series B Preferred Stock, 7,100 shares of the Series C Preferred Stock, and 1,900 shares of the Series D Preferred Stock, together with all of the holder’s rights to receive accrued and unpaid dividends on those shares of Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock. Closing of the transaction occurred on August 18, 2022. Those shares of Common Stock were also issued in reliance on the exemption from registration set forth in Section 3(a)(9) of the Securities Act for securities exchanged by an issuer with an existing security holder in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such an exchange. Concurrently with the issuance of the shares of Common Stock, the Operating Partnership issued 178,800 limited partnership units to the Company in exchange for 11,000 of the Operating Partnership’s Series B Preferred Units, 7,100 of the Operating Partnership’s Series C Preferred Units, and 1,900 of the Operating Partnership's Series D Preferred Units.

On August 23, 2022, the Company entered into a privately-negotiated share exchange agreement with a holder of its Series B Preferred Stock and Series C Preferred Stock in reliance on Section 3(a)(9) of the Securities Act. Pursuant to that share exchange agreement, the Company exchanged 140,130 shares of its Common Stock for 13,000 shares of the Series B Preferred Stock and 3,200 shares of the Series C Preferred Stock, together with all of the holder’s rights to receive accrued and unpaid dividends on those shares of Series B Preferred Stock and Series C Preferred Stock. Closing of the transaction occurred on August 24, 2022. Those shares of Common Stock were also issued in reliance on the exemption from registration set forth in Section 3(a)(9) of the Securities Act for securities exchanged by an issuer with an existing security holder in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such an exchange. Concurrently with the issuance of the shares of Common Stock, the Operating Partnership issued 140,130 limited partnership units to the Company in exchange for 13,000 of the Operating Partnership’s Series B Preferred Units and 3,200 of the Operating Partnership’s Series C Preferred Units.

The share exchanges disclosed in this Current Report on Form 8-K are in addition to the exchanges of the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock (collectively, the “Preferred Stock”) disclosed in the Current Reports on Form 8-K, dated June 21, 2021, December 13, 2021, April 5, 2022, and April 20, 2022. The Company did not receive any cash proceeds as a result of the exchanges of the Preferred Stock for Common Stock, and the shares of Preferred Stock exchanged have been retired and cancelled. Inclusive of the amounts previously reported, from June 21, 2021 through August 24, 2022 the Company has exchanged 3,039,995 shares of Common Stock for 391,300 shares of Preferred Stock in reliance on Section 3(a)(9) of the Securities Act.

This Current Report on Form 8-K does not constitute an offer to exchange any securities of the Company for the Common Stock, the Preferred Stock or other securities of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: August 26, 2022	SOTHERLY HOTELS INC.

	By:	/s/ Anthony E. Domalski
Anthony E. Domalski
Chief Financial Officer
SOTHERLY HOTELS LP

by its General Partner,
SOTHERLY HOTELS INC.

	By:	/s/ Anthony E. Domalski
Anthony E. Domalski
Chief Financial Officer